Exhibit (h)(1)(j)
TRANSFER AGENCY SERVICES AGREEMENT
Exhibit A
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF AllianceBernstein International Value Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Loomis Sayles Large-Cap Growth Fund
PF MFS International Large-Cap Fund
PF NB Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund
Effective: May 1, 2006
PACIFIC FUNDS

By:	/s/ James T. Morris

Name:	James T. Morris
Title:	President
Received and Acknowledged by PFPC INC.:

By:	/s/ James W. Pasman

Name:	James W. Pasman
Title:	Senior Vice President